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                                                                     Exhibit 1.1

                    WELLS FARGO ASSET SECURITIES CORPORATION
                       Mortgage Pass-Through Certificates

                              (Issuable in Series)

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                                    ______, 20__
[Underwriter]
[Address]

Ladies and Gentlemen:

     Wells Fargo Asset Securities Corporation, a Delaware corporation ("WFASC" or the "Seller") proposes to issue and sell from time to time its Mortgage Pass-Through Certificates in various series, each series of which may be divided into classes, in one or more offerings on terms determined at the time of sale. One or more series of Mortgage Pass-Through Certificates may be offered through you, as underwriter (the "Underwriter"). Whenever WFASC determines to make an offering of a series of its Mortgage Pass-Through Certificates through the Underwriter, WFASC and Wells Fargo Bank, N.A., a national banking association (in such capacity, "Wells Fargo Bank"), will enter into an agreement (the "Terms Agreement") with the Underwriter, in substantially the form attached hereto as Exhibit A, providing for the sale of such series of Mortgage Pass-Through Certificates to the Underwriter. WFASC is a wholly-owned subsidiary of Wells Fargo Bank. The Mortgage Pass-Through Certificates of the series and classes to be sold in each offering to the Underwriter under this Underwriting Agreement, as supplemented by the applicable Terms Agreement, are hereinafter referred to as the "Certificates." The Mortgage Pass-Through Certificates of the same series that are not being sold in each offering to the Underwriter under this Underwriting Agreement are hereinafter referred to as the "Other Certificates." The Certificates will have the characteristics set forth in the applicable Terms Agreement and will evidence the ownership interests in a trust consisting of mortgage loans acquired by WFASC (the "Mortgage Loans") and related property but excluding the Fixed Retained Yield, if any, specified in the Terms Agreement (collectively, the "Trust Estate"). The Mortgage Loans will be of the type described in, and will have the characteristics and aggregate principal balance set forth in, the Prospectus Supplement (as hereinafter defined).

     The Certificates will be issued pursuant to a pooling and servicing agreement (the "Pooling and Servicing Agreement"), dated as of the close of business on the date specified in the applicable Terms Agreement, by and among WFASC, as depositor, Wells Fargo Bank, as master servicer (in such capacity, the "Master Servicer"), the trustee identified in the applicable Terms Agreement, as trustee (the "Trustee") and, if applicable, the trust administrator identified in the applicable Terms Agreement, as trust administrator (the "Trust Administrator"). The Certificates will be issued in denominations of $25,000, or such lesser or greater amounts as may be specified in the applicable Terms Agreement, and will have the terms set forth in the Prospectus Supplement. The Certificates will conform in all material respects to the description

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thereof contained in the applicable Terms Agreement and the Prospectus
Supplement. The Terms Agreement may take the form of an exchange of any standard form of written communication among the Underwriter, WFASC and Wells Fargo Bank. Each offering of Mortgage Pass-Through Certificates under this Underwriting Agreement will be governed by this Underwriting Agreement, as supplemented by the applicable Terms Agreement. This Underwriting Agreement, as supplemented by the applicable Terms Agreement, is referred to herein as this "Agreement."

     1. Representations and Warranties. (a) WFASC represents and warrants to, and agrees with, the Underwriter as of the date of the applicable Terms Agreement that:

          (i) A registration statement (File No. - ), including a prospectus, has been filed with the Securities and Exchange Commission (the "Commission") and has become effective under the Securities Act of 1933, as amended (the "Act"), and no stop order suspending the effectiveness of such registration statement has been issued and no proceedings for that purpose have been initiated or, to WFASC's knowledge, threatened by the Commission; and the prospectus in the form in which it will be used in connection with the offering of the Certificates is proposed to be supplemented by a prospectus supplement relating to the Certificates and, as so supplemented, to be filed with the Commission pursuant to Rule 424 under the Act. (Such registration statement, as amended to the date of the applicable Terms Agreement, excluding for purposes of this Agreement any information contained in any Form 8-K filed and incorporated by reference therein pursuant to Section 9 hereof or pursuant to any other underwriting agreement entered into by WFASC, is hereinafter referred to as the "Registration Statement"; such prospectus supplement, as first filed with the Commission, is hereinafter referred to as the "Prospectus Supplement"; and such prospectus, in the form in which it will first be filed with the Commission in connection with the offering of the Certificates, as supplemented by the Prospectus Supplement, is hereinafter referred to as the "Prospectus"; all references herein to the Prospectus or to the Prospectus, as revised, amended, or supplemented, shall be deemed to exclude any information contained in any Form 8-K filed and incorporated by reference therein pursuant to Section 9 hereof or pursuant to any other underwriting agreement entered into by WFASC).

          (ii) The Registration Statement and the Prospectus, as of the date of the Prospectus Supplement, will conform, and the Registration Statement and the Prospectus, as revised, amended or supplemented and filed with the Commission prior to the termination of the offering of the Certificates, as of their respective effective or issue dates, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder applicable to such documents as of such respective dates, and the Registration Statement and the Prospectus, as revised, amended or supplemented and filed with the Commission as of the "Closing Date" (as hereinafter defined), will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder applicable to such documents; and the Registration Statement and the Prospectus, as of the date of the Prospectus Supplement, will not include any untrue statement of a material fact or will not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus, as revised, amended or supplemented and

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     filed prior to the Closing Date, as of the Closing Date, will not include any untrue statement of a material fact or will not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that WFASC makes no representations, warranties or agreements (A) as to the information contained in or omitted from the Prospectus or any revision or amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to WFASC by or on behalf of the Underwriter specifically for use in connection with the preparation of the Prospectus or any revision or amendment thereof or supplement thereto or
     (B) based on the failure by the Underwriter to deliver to WFASC in a timely manner any information required to be filed by WFASC pursuant to Section 9 or as to any untrue statement or alleged untrue statement of a material fact contained in such information, or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, when considered in conjunction with the Prospectus, and in the light of the circumstances under which they were made, not misleading, except to the extent that such misstatements are the result of inaccurate information with respect to the Mortgage Loans supplied by WFASC to the Underwriter which was not corrected by information subsequently supplied by WFASC to the Underwriter at any time prior to the earlier of (Y) one business day prior to the written confirmation of a sale of the Certificates, which sale results in the loss, claim, damage or liability arising out of or based upon such misstatement, and (Z) the 90th day following the filing of the Prospectus, as amended or supplemented, with the Commission.

          (iii) Assuming that certain of the Certificates are rated at the time of issuance in one of the two highest rating categories by a nationally recognized statistical rating organization, each such Certificate at such time will be a "mortgage related security" as such term is defined in
     Section 3(a)(41) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          (iv) Each of the Certificates will conform in all material respects to the description thereof contained in the Prospectus, and each of the Certificates, when validly authenticated, issued and delivered in accordance with the Pooling and Servicing Agreement, will be duly and validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement, and immediately prior to the delivery of the Certificates to the Underwriter, WFASC will own the Certificates, and upon such delivery the Underwriter will acquire title thereto, free and clear of any lien, pledge, encumbrance or other security interest other than one created or granted by the Underwriter or permitted by the Pooling and Servicing Agreement.

          (v) This Agreement has been duly authorized, executed and delivered by WFASC and, as of the Closing Date, the Pooling and Servicing Agreement will have been duly authorized, executed and delivered by WFASC and will conform in all material respects to the description thereof contained in the Prospectus and, assuming the valid execution thereof by the Trustee, the Trust Administrator, if applicable, and the Master Servicer, the Pooling and Servicing Agreement will constitute a valid and binding agreement of WFASC enforceable in accordance with its terms, except as the same may

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     be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights and by general equity principles.

          (vi) WFASC has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under the Pooling and Servicing Agreement and this Agreement.

          (vii) Neither the issuance or delivery of the Certificates, nor the consummation of any other of the transactions contemplated herein, nor compliance with the provisions of the Pooling and Servicing Agreement or this Agreement, will conflict with or result in the breach of any material term or provision of the certificate of incorporation or bylaws of WFASC, and WFASC is not in breach or violation of or in default (nor has an event occurred which with notice or lapse of time or both would constitute a default) under the terms of (i) any indenture, contract, lease, mortgage, deed of trust, note agreement or other evidence of indebtedness or other agreement, obligation or instrument to which WFASC is a party or by which it or its properties are bound, or (ii) any law, decree, order, rule or regulation applicable to WFASC of any court or supervisory, regulatory, administrative or governmental agency, body or authority, or arbitrator having jurisdiction over WFASC, or its properties, the default in or the breach or violation of which would have a material adverse effect on WFASC or the ability of WFASC to perform its obligations under the Pooling and Servicing Agreement; and neither the delivery of the Certificates, nor the consummation of any other of the transactions contemplated herein, nor the compliance with the provisions of the Pooling and Servicing Agreement or this Agreement will result in such a breach, violation or default which would have such a material adverse effect.

          (viii) No filing or registration with, notice to, or consent, approval, authorization or order or other action of, any court or governmental authority or agency is required for the consummation by WFASC of the transactions contemplated by this Agreement or the Pooling and Servicing Agreement (other than as required under state securities laws or Blue Sky laws, as to which no representations and warranties are made by WFASC), except such as have been, or will have been prior to the Closing Date, obtained under the Act, and such recordations of the assignment of the Mortgage Loans to the Trustee or, if applicable, to the Trust Administrator on behalf of the Trustee, pursuant to the Pooling and Servicing Agreement that have not yet been completed.

          (ix) There is no action, suit or proceeding before or by any court, administrative or governmental agency, or other tribunal, domestic or foreign, now pending to which WFASC is a party, or, to the best of WFASC's knowledge, threatened against WFASC, which could reasonably result individually or in the aggregate in any material adverse change in the condition (financial or otherwise), earnings, affairs, regulatory situation or business prospects of WFASC or could reasonably interfere with or materially and adversely affect the consummation of the transactions contemplated herein.

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          (x)    On the Closing Date the representations and warranties made by
     WFASC in the Pooling and Servicing Agreement will be true and correct in all material respects as of the date made.

          (xi) At the time of execution and delivery of the Pooling and Servicing Agreement, WFASC will own the mortgage notes (the "Mortgage Notes") being transferred to the Trust Estate pursuant thereto, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, "Liens"), except to the extent permitted in the Pooling and Servicing Agreement, and will not have assigned to any person other than the Trust Estate any of its right, title or interest, exclusive of the Fixed Retained Yield, if any, in the Mortgage Notes. WFASC will have the power and authority to transfer the Mortgage Notes to the Trust Estate and to transfer the Certificates to the Underwriter, and, upon execution and delivery to the Trustee of the Pooling and Servicing Agreement, payment by the Underwriter for the Certificates, and delivery to the Underwriter of the Certificates, the Trust Estate will own the Mortgage Notes (exclusive of the Fixed Retained Yield, if any) and the Underwriter will acquire title to the Certificates, in each case free of Liens except to the extent permitted by the Pooling and Servicing Agreement.

          (xii) Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of this Agreement, the Pooling and Servicing Agreement and the Certificates have been or will be paid by WFASC on or prior to the Closing Date, except for fees for recording assignments of mortgage loans to the Trustee or, if applicable, to the Trust Administrator on behalf of the Trustee, pursuant to the Pooling and Servicing Agreement that have not yet been completed, which fees will be paid by WFASC in accordance with the Pooling and Servicing Agreement.

          (xiii) The transfer of the Mortgage Loans and the related assets to the Trust Estate on the Closing Date will be treated by WFASC for financial accounting and reporting purposes as a sale of assets and not as a pledge of assets to secure debt.

     (b) Wells Fargo Bank represents and warrants to, and agrees with, the Underwriter as of the date of the applicable Terms Agreement that:

          (i) Wells Fargo Bank is a national banking association duly chartered and validly existing in good standing under the laws of the United States with corporate power and authority to own its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement.

          (ii) The execution and delivery by Wells Fargo Bank of this Agreement are within the corporate power of Wells Fargo Bank and have been duly authorized by all necessary corporate action on the part of Wells Fargo Bank.

          (iii) Neither the execution and delivery of this Agreement, nor the consummation by Wells Fargo Bank of any other of the transactions contemplated herein, nor compliance with the provisions of this Agreement, will conflict with or result in the

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     breach of any material term or provision of the corporate charter or bylaws of Wells Fargo Bank.

          (iv) This Agreement has been duly authorized, executed and delivered by Wells Fargo Bank.

     2. Purchase Price. The purchase price at which the Underwriter will purchase the Certificates shall be the aggregate purchase price set forth in the applicable Terms Agreement.

     3. Delivery and Payment. The Certificates shall be delivered at the office, on the date and at the time specified in the applicable Terms Agreement, which place, date and time may be changed by agreement between the Underwriter and WFASC (such date and time of delivery of and payment for the Certificates being hereinafter referred to as the "Closing Date"). Delivery of the Certificates shall be made to the Underwriter against payment by the Underwriter of the purchase price therefor to or upon the order of WFASC in same-day funds. The Certificates shall be registered in such names and in such denominations as the Underwriter may have requested not less than two full business days prior to the Closing Date. WFASC agrees to have the Certificates available for inspection, checking and packaging in New York, New York, on the business day prior to the Closing Date.

     4. Offering by Underwriter. It is understood that the Underwriter proposes to offer the Certificates for sale as set forth in the Prospectus and that the Underwriter will not offer, sell or otherwise distribute the Certificates (except for the sale thereof in exempt transactions) in any state in which the Certificates are not exempt from registration under state securities laws or Blue Sky laws (except where the Certificates will have been qualified for offering and sale at the direction of the Underwriter under such state securities laws or Blue Sky laws).

     In connection with such offering(s), the Underwriter agrees to provide WFASC with information related to the offer and sale of the Certificates that is reasonably requested by WFASC, from time to time (but not in excess of one year from the Closing Date), and necessary for complying with its tax reporting obligations, including, without limitation, the issue price of the Certificates.

     The Underwriter agrees that it will not sell or transfer any Certificate or interest therein in the initial sale or transfer of such Certificate by the Underwriter in an amount less than the minimum denomination for such Certificate to be set forth in the Prospectus Supplement.

     The Underwriter further agrees that (i) if it delivers to an investor the Prospectus in portable document format ("PDF"), upon the Underwriter's receipt of a request from the investor within the period for which delivery of the Prospectus is required, the Underwriter will promptly deliver or cause to be delivered to the investor, without charge, a paper copy of the Prospectus and
(ii) it will provide to WFASC any Computational Materials (as defined in Section
9) in electronic format and will use reasonable efforts to provide to WFASC such Computational Materials in either Microsoft Word(R) or Microsoft Excel(R) format and not in a PDF, except to the extent that WFASC, in its sole discretion, waives such requirements.

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     5.   Agreements. WFASC agrees with the Underwriter that:

     (a) WFASC will cause the Prospectus to be filed with the Commission pursuant to Rule 424 under the Act and, if necessary, within 15 days of the Closing Date, will file a report on Form 8-K setting forth specific information concerning the Certificates (but will not include any information required to be filed under Section 9), and will promptly advise the Underwriter when the Prospectus has been so filed, and, prior to the termination of the offering of the Certificates, will also promptly advise the Underwriter (i) when any amendment to the Registration Statement has become effective or any revision of or supplement to the Prospectus has been so filed (unless such amendment, revision or supplement does not relate to the Certificates), (ii) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information (unless such request does not relate to the Certificates), and (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement with respect to the Certificates or the institution or, to the knowledge of WFASC, the threatening of any proceeding for that purpose. WFASC will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof. Except as otherwise provided in
Section 5(b) hereof, WFASC will not file prior to the termination of such offering any amendment to the Registration Statement or any revision of or supplement to the Prospectus (other than any such amendment, revision or supplement which does not relate to the Certificates) which shall be disapproved by the Underwriter after reasonable notice and review of such filing.

     (b) If, at any time when a prospectus relating to the Certificates is required to be delivered under the Act (i) any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or (ii) it shall be necessary to revise, amend or supplement the Prospectus to comply with the Act or the rules and regulations of the Commission thereunder, WFASC promptly will notify the Underwriter and will, upon request of the Underwriter, or may, after consultation with the Underwriter, prepare and file with the Commission a revision, amendment or supplement which will correct such statement or omission or effect such compliance, and furnish without charge to the Underwriter as many copies as the Underwriter may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance.

     (c) WFASC will (i) furnish to the Underwriter and counsel for the Underwriter, without charge, conformed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus relating to the Certificates is required under the Act, as many copies of the Prospectus and any revisions or amendments thereof or supplements thereto as may be reasonably requested, and (ii) file promptly all reports and any definitive proxy or information statements required to be filed by WFASC with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (as such requirements may be modified pursuant to Section 12(h) of the Exchange Act) subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required under applicable law in connection with the offering or sale of the Certificates.

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     (d)  WFASC will, as between itself and the Underwriter, pay all expenses incidental to the performance of its obligations under this Agreement including, without limitation, (i) expenses of preparing, printing and reproducing the Registration Statement, the Prospectus, the Pooling and Servicing Agreement and the Certificates, (ii) the cost of delivering the Certificates to the Underwriter, insured to the satisfaction of the Underwriter, (iii) the fees charged by (a) securities rating services for rating the Certificates and (b) WFASC's independent accountants in connection with the agreed-upon procedures letter to be delivered pursuant to Section 6(g) hereof, (iv) the fees and expenses of the Trustee, the Trust Administrator, if applicable, and any agent of the Trustee or the Trust Administrator, if applicable, and the fees and disbursements of counsel for the Trustee and the Trust Administrator, if applicable, in connection with the Pooling and Servicing Agreement and the Certificates, and (v) all other costs and expenses incidental to the performance by WFASC of WFASC's obligations hereunder which are not otherwise specifically provided for in this subsection. It is understood that, except as provided in this paragraph (d) and in Sections 7 and 12 hereof, the Underwriter will pay all of its own expenses, including (i) the fees of any counsel to the Underwriter,
(ii) any transfer taxes on resale of any of the Certificates by it, (iii) any advertising expenses connected with any offers that the Underwriter may make,
(iv) any expenses for the qualification of the Certificates under state securities laws or Blue Sky laws, including filing fees and the fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of any Blue Sky survey and (v) any expenses incurred in connection with the preparation of any Computational Materials, Structural Term Sheets and Collateral Term Sheets (each as defined in Section 9) and the filing of such materials with the Commission, including the fees charged by the independent accountants in connection with any comfort letter to be obtained by WFASC pursuant to Section 9(d)(iii) hereof regarding the information in any Collateral Term Sheets to be filed pursuant to Section 9(a) hereof.

     (e) So long as any Certificates are outstanding, upon the request of the Underwriter, WFASC will, or will cause the Master Servicer to, furnish to the Underwriter, as soon as available, a copy of (i) the annual statement of compliance delivered by the Master Servicer to the Trustee under the Pooling and Servicing Agreement, (ii) the annual independent public accountants' servicing report furnished to the Trustee pursuant to the Pooling and Servicing Agreement,
(iii) each report of WFASC regarding the Certificates filed with the Commission under the Exchange Act or mailed to the holders of the Certificates, and (iv) from time to time, such other information concerning the Certificates which may be furnished by WFASC or the Master Servicer without undue expense and without violation of applicable law.

     6. Conditions to the Obligation of the Underwriter. The obligation of the Underwriter to purchase the Certificates shall be subject to the accuracy in all material respects of the representations and warranties on the part of WFASC and Wells Fargo Bank contained herein as of the date of the applicable Terms Agreement and as of the Closing Date, to the accuracy of the statements of WFASC and Wells Fargo Bank made in any officer's certificate pursuant to the provisions hereof, to the performance in all material respects by WFASC of its obligations hereunder and to the following additional conditions:

     (a) No stop order suspending the effectiveness of the Registration Statement with respect to the Certificates shall have been issued and no proceedings for that purpose shall have been instituted and be pending or shall have been threatened, and the Prospectus shall have been

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filed or mailed for filing with the Commission not later than required pursuant to the rules and regulations of the Commission.

     (b) WFASC shall have furnished to the Underwriter a certificate, dated the Closing Date, of WFASC, signed by a vice president or an assistant vice president of WFASC, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Prospectus and this Agreement and that:

          (i) The representations and warranties of WFASC herein are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and WFASC has complied with all agreements and satisfied all the conditions on its part to be performed or satisfied on or prior to the Closing Date;

          (ii) No stop order suspending the effectiveness of the Registration Statement with respect to the Certificates has been issued, and no proceedings for that purpose have been instituted and are pending or, to his or her knowledge, have been threatened as of the Closing Date; and

          (iii) Nothing has come to the attention of such person that would lead him or her to believe that the Prospectus contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (c) WFASC shall have caused Wells Fargo Bank to furnish to the Underwriter a certificate, dated the Closing Date, of Wells Fargo Bank, signed by a vice president or an assistant vice president of Wells Fargo Bank, to the effect that the representations and warranties of Wells Fargo Bank herein are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and Wells Fargo Bank has in all material respects complied with all agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

     (d) WFASC shall have furnished to the Underwriter an opinion, dated the Closing Date, of Cadwalader, Wickersham & Taft LLP, counsel to WFASC, to the effect that:

          (i) WFASC is a corporation validly existing and in good standing under the laws of the State of Delaware, with corporate power to enter into and perform its obligations under this Agreement, the applicable Terms Agreement and the Pooling and Servicing Agreement;

          (ii) The execution and delivery of this Agreement and the applicable Terms Agreement have been duly authorized by WFASC and this Agreement and the applicable Terms Agreement have been duly executed and delivered by WFASC;

          (iii) The execution and delivery of the Pooling and Servicing Agreement has been duly authorized by WFASC, and the Pooling and Servicing Agreement has been duly executed and delivered by WFASC and constitutes a legal, valid and binding agreement of WFASC, enforceable against WFASC in accordance with its terms subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization,

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     moratorium, receivership or other laws relating to or affecting creditors'
     rights generally or the rights of creditors of banks, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that the enforcement of rights with respect to indemnification and contribution obligations and provisions
     (a) purporting to waive or limit rights to trial by jury, oral amendments to written agreements or rights of set off or (b) relating to submission to jurisdiction, venue or service of process, may be limited by applicable law or considerations of public policy;

          (iv) The Certificates have been duly authorized and executed by WFASC and, when the Certificates have been duly executed, authenticated and delivered in the manner contemplated in the Pooling and Servicing Agreement and paid for by the Underwriter pursuant to this Agreement and the applicable Terms Agreement, the Certificates will be validly issued and outstanding and entitled to the benefits provided by the Pooling and Servicing Agreement;

          (v) The issuance and sale by WFASC of the Certificates to the Underwriter pursuant to this Agreement and the applicable Terms Agreement, the compliance by WFASC with the provisions of this Agreement, the applicable Terms Agreement and the Pooling and Servicing Agreement, and the consummation by WFASC of the transactions therein contemplated (a) do not require the consent, approval, authorization, order, or qualification of or registration with any New York State or federal governmental authority or, to the knowledge of such counsel, any New York State or federal court, except such as may be required under state securities or blue sky laws, recordations of the assignment of the Mortgage Loans to the Trustee pursuant to the Pooling and Servicing Agreement that have not yet been completed, and such other approvals as have been obtained or effected, (b) do not conflict with or result in a violation of any provision of the certificate of incorporation and bylaws of WFASC or any New York State or federal law, and (c) to the knowledge of such counsel, do not conflict with or result in a breach or violation of any material indenture, agreement or instrument to which WFASC is a party or by which it or any of its property is bound, or any judgment, decree or order applicable to WFASC, of any New York State or federal court, regulatory body, administrative agency or other governmental authority;

          (vi) To the knowledge of such counsel, there is no legal or governmental action, investigation or proceeding pending or threatened against WFASC (a) asserting the invalidity of this Agreement, the applicable Terms Agreement, the Pooling and Servicing Agreement or the Certificates, (b) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement and the applicable Terms Agreement, (c) which would materially and adversely affect the performance by WFASC of its obligations under, or the validity or enforceability (with respect to WFASC) of, this Agreement, the applicable Terms Agreement, the Pooling and Servicing Agreement or the Certificates or (d) seeking to affect adversely the federal income tax attributes of the Certificates as described in the Prospectus and the Prospectus Supplement under the headings "Certain Federal Income Tax Consequences" and "Federal Income Tax Considerations," respectively. For purposes of the opinion set forth in this paragraph, such counsel has not regarded any legal or governmental actions, investigations or proceedings to be "threatened" unless the potential litigant or governmental authority has manifested to WFASC a present intention to initiate such proceedings;

          (vii) The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended;

          (viii) The Trust Estate (as defined in the Pooling and Servicing Agreement) is not required to be registered under the Investment Company Act of 1940, as amended;

          (ix) The Registration Statement has been declared effective under the Act, and, to the knowledge of such counsel, no stop order with respect thereto has been issued by the Commission;

          (x) The Registration Statement, as of its effective date, and the Prospectus and the Prospectus Supplement, as of the dates thereof (in each case, with the exception of any information incorporated by reference therein and any numerical, financial, statistical and quantitative data included therein, as to which such counsel expresses no view), appeared on their respective faces to be appropriately responsive in all material respects to the requirements of the Act and the rules and regulations thereunder applicable to such documents as of the relevant date;

          (xi) The statements in the Prospectus Supplement under the headings "Federal Income Tax Considerations" and "ERISA Considerations," insofar as such statements purport to summarize matters of federal law or legal conclusions with respect thereto have been reviewed by such counsel and are correct in all material respects; and

          (xii) Assuming that the Certificates are rated at the time of issuance in one of the two highest rating categories by a nationally recognized statistical rating organization, each such Certificate at such time will be a "mortgage related security" as such term is defined in
     Section 3(a)(41) of the Exchange Act.

     Such opinion may express its reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement and the Pooling and Servicing Agreement. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than WFASC. Such opinion may be qualified as an opinion only on the laws of the State of New York, the laws of each state in which the writer of the opinion is admitted to practice law and the federal law of the United States. To the extent that such firm relies upon the opinion of other counsel in rendering any portion of its opinion, the opinion of such other counsel shall be attached to and delivered with the opinion of such firm that is delivered to the Underwriter.

     (e) The Master Servicer shall have furnished to the Underwriter an opinion, dated the Closing Date, of counsel to the Master Servicer (who may be an employee of the Master Servicer), to the effect that:

          (i) The Master Servicer has been duly incorporated and is validly existing as a national banking association and has the power and authority to enter into, and to take all action required of it under, the Pooling and Servicing Agreement and the Servicing Agreement (as defined in the Pooling and Servicing Agreement);

          (ii) The Pooling and Servicing Agreement and the Servicing Agreement have been duly authorized, executed and delivered by the Master Servicer and, assuming valid execution and delivery thereof by the other parties thereto, the Pooling and Servicing Agreement and the Servicing Agreement constitute a valid and legally binding agreements of the Master Servicer, enforceable against the Master Servicer in accordance with their terms, subject to bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights generally and to general equity principles regardless of whether such enforcement is considered in a proceeding at law or in equity;

          (iii) No consent, approval, authorization or order of any Minnesota or federal court or governmental agency or body is required for the consummation by the Master Servicer of the transactions contemplated by the terms of the Pooling and Servicing Agreement and the Servicing Agreement except any such as may be required under the blue sky laws of any jurisdiction in connection with the offering, sale or acquisition of the Certificates, any recordations of the assignments of the mortgage loans evidenced by the Certificates pursuant to the Pooling and Servicing Agreement that have not yet been completed and any approvals as have been obtained;

          (iv) The consummation by the Master Servicer of the transactions contemplated by the terms of the Pooling and Servicing Agreement and the Servicing Agreement do not, to the knowledge of such counsel, conflict with or result in a breach or violation of any material term or provision of, or constitute a default under, the charter or bylaws of the Master Servicer, any indenture or other agreement or instrument to which the Master Servicer is a party or by which it is bound, any Minnesota or federal statute or regulation applicable to the Master Servicer or, to the knowledge of such counsel, any order of any Minnesota or federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Master Servicer; and

          (v) To the best knowledge of such counsel after due inquiry, there are no legal or governmental actions, investigations or proceedings pending to which the Master Servicer is a party, or threatened against the Master Servicer, (A) asserting the invalidity of the Pooling and Servicing Agreement or the Servicing Agreement or (B) which might materially and adversely affect the performance by the Master Servicer of its obligations under, or the validity or enforceability of, the Pooling and Servicing Agreement or the Servicing Agreement. For purposes of the foregoing, such counsel may state that it has not regarded any legal or governmental actions, investigations or proceedings to be "threatened" unless the potential litigant or governmental authority has manifested to a member of the law division of Wells Fargo & Company having responsibility for litigation matters involving the master servicing activities of the Master Servicer a present intention to initiate such proceedings.

     Such opinion may express its reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to the Pooling and Servicing Agreement or Servicing Agreement. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Master Servicer. Such opinion may be qualified as an opinion only on the laws of the State of Minnesota and the federal law of the United States and, with respect to the opinions set forth in paragraph (e)(ii) above, the laws of the State of New York. To the extent that such counsel relies upon the opinion of other counsel in rendering any portion of its opinion, the opinion of such other counsel shall be attached to and delivered with the opinion of such counsel that is delivered to the Underwriter.

     (f) The Underwriter shall have received from counsel for the Underwriter such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Certificates, the Registration Statement and the Prospectus, and such other related matters as the Underwriter may reasonably require.

     (g) WFASC's independent accountants, as identified in the applicable Terms Agreement (the "Independent Accountants"), shall have furnished to the Underwriter a letter dated as of or prior to the date of first use of the Prospectus Supplement in the form and reflecting the performance of the procedures previously agreed to by WFASC and the Underwriter.

     (h) Subsequent to the date hereof, there shall not have occurred any change, or any development involving a prospective change, in or affecting the business or properties of WFASC which the Underwriter concludes, in the reasonable judgment of the Underwriter, materially impairs the investment quality of the Certificates so as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Certificates as contemplated by the Prospectus.

     (i) The Certificates shall be rated not lower than the required ratings set forth in the applicable Terms Agreement, such ratings shall not have been rescinded and no public announcement shall have been made that either rating of the Certificates has been placed under review (otherwise than for possible upgrading).

     (j) The Underwriter shall have received an opinion of special counsel to WFASC, dated the Closing Date, in form and substance satisfactory to the Underwriter, with respect to certain state tax consequences under the tax laws of the jurisdiction in which the Trustee is located relating to the Trust Estate and the holders of the Certificates.

     (k) The Underwriter shall have received copies of any opinions of counsel to WFASC supplied to the rating organizations relating to certain matters with respect to the Certificates. Any such opinions shall be dated the Closing Date and addressed to the Underwriter or accompanied by reliance letters to the Underwriter or shall state that the Underwriter may rely upon them.

     (l) WFASC shall have furnished to the Underwriter such further information, certificates and documents as the Underwriter may reasonably have requested, and all proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be in all material respects reasonably satisfactory in form and substance to the Underwriter and its counsel.

     (m)  The issuance on the Closing Date of the Other Certificates.

     If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, this Agreement and all obligations of the Underwriter hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriter. Notice of such cancellation shall be given to WFASC in writing, or by telephone or telegraph confirmed in writing.

     7. Indemnification and Contribution. (a) WFASC agrees to indemnify and hold harmless the Underwriter and each person who controls the Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the Act, the Exchange Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in the Prospectus, or in any revision or amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by it or him in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that WFASC will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (A) any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to WFASC by or on behalf of the Underwriter specifically for use in connection with the preparation thereof or (B) any untrue statement or alleged untrue statement of a material fact contained in any information delivered by the Underwriter to WFASC pursuant to Section 9(e), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, when considered in conjunction with the Prospectus, and in the light of the circumstances under which they were made, not misleading, except to the extent that such misstatements are the result of inaccurate information with respect to the Mortgage Loans supplied by WFASC to the Underwriter which was not corrected by information subsequently supplied by WFASC to the Underwriter at any time prior to the earlier of (i) one business day prior to the written confirmation of a sale of the Certificates, which sale results in the loss, claim, damage or liability arising out of or based upon such misstatement, and (ii) the 90th day following the filing of the Prospectus, as amended or supplemented, with the Commission; provided, further, that WFASC shall not be liable to the Underwriter and each person who controls the Underwriter with respect to any Prospectus or any Prospectus Supplement to the extent that any loss, claim, damage or liability results from the fact that the Certificates were offered or sold to a person to whom there was not delivered, at or prior to the written confirmation of such sale, a copy of the Prospectus or of the Prospectus as then revised, amended or supplemented in any case where such delivery is required by the Act or the Exchange Act, if WFASC has previously furnished copies thereof to the Underwriter. This indemnity agreement will be in addition to any liability which WFASC may otherwise have.

     (b) The Underwriter agrees to indemnify and hold harmless WFASC, its officers who signed the Registration Statement or any amendment thereof, its directors, and each person who controls WFASC within the meaning of either the Act or the Exchange Act, and Wells Fargo Bank, and each person who controls Wells Fargo Bank within the meaning of either the Act or the Exchange Act, (i) to the same extent as the foregoing indemnities from WFASC to the Underwriter, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to WFASC by or on behalf of the Underwriter specifically for use in connection with the preparation of the Prospectus or any revision or amendment thereof or supplement thereto or (ii) insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are based on, result from or arise out of any untrue statement or alleged untrue statement of a material fact contained in any information delivered by the Underwriter to WFASC pursuant to Section 9(e), or arise out of or are based upon the omission or alleged omission to state in such information a material fact required to be stated, therein or necessary to make the statements therein, when considered in conjunction with the Prospectus, and in the light of the circumstances under which they were made, not misleading; except to the extent that such misstatements are the result of inaccurate information with respect to the Mortgage Loans supplied by WFASC to the Underwriter which was not corrected by information subsequently supplied by WFASC to the Underwriter at any time prior to the earlier of (A) one business day prior to the written confirmation of a sale of the Certificates, which sale results in the loss, claim, damage or liability arising out of or based upon such misstatement, and (B) the 90th day following the filing of the Prospectus, as amended or supplemented, with the Commission. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have.

     (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this
Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation by the indemnified party undertaken with notice to and approval by the indemnifying party.

     (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to (A) in subsection (a) or (b)(i) above in such proportion as is appropriate to reflect both (i) the relative benefits received by WFASC on the one hand and the Underwriter on the other from the offering of the Certificates and (ii) the relative fault of WFASC on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations and (B) in subsection (b)(ii) above, in such proportion as is appropriate to reflect the relative fault of the Underwriter on the one hand and WFASC on the other in connection with the actions, statements or omissions that resulted in such losses, claims, damages or liabilities. The relative benefits received by WFASC on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by WFASC bear to the difference between (i) the total price at which the Certificates underwritten by the Underwriter and distributed to the public were offered to the public, and
(ii) the portion of the total net proceeds from the offering (before deducting expenses) received by WFASC attributable to the Certificates. The relative fault for the purposes of clauses (A) and (B) above shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by WFASC or the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. WFASC, Wells Fargo Bank and the Underwriter agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), and with respect to losses, claims, damages or liabilities referred to in subsection (a) or (b) above, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Certificates underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (e) The obligations of WFASC under this Section 7 shall be in addition to any liability which WFASC may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Act; and the obligations of the Underwriter under this
Section 7 shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to (i) the officers of WFASC who signed the Registration Statement or any amendment thereof, to its directors, and to each person who controls WFASC within the meaning of either the Act or the Exchange Act and (ii) each person who controls Wells Fargo Bank within the meaning of either the Act or the Exchange Act.

     8. Obligations of Wells Fargo Bank. Wells Fargo Bank agrees with the Underwriter, for the sole and exclusive benefit of the Underwriter and each person who controls the Underwriter within the meaning of either the Act or the Exchange Act and not for the benefit of any assignee thereof or any other person or persons dealing with the Underwriter, in consideration of and as an inducement to its agreement to purchase the Certificates from WFASC, to indemnify and hold harmless the Underwriter against any failure by WFASC to perform its obligations to the Underwriter (including its contribution obligation) pursuant to Section 7 hereof; provided, however, that the aggregate liability of Wells Fargo Bank for the foregoing indemnity shall not exceed an amount equal to the aggregate principal amount of the Certificates.

     9. Filing of Investor Information. (a) WFASC agrees to file with the Commission current reports on Form 8-K under the Exchange Act in accordance with paragraph (c) below, containing the Computational Materials, Structural Term Sheets and Collateral Term Sheets described in paragraph (b) below, provided by the Underwriter to WFASC in accordance with paragraph (e) below and subject, in the case of Computational Materials and Structural Term Sheets, to the conditions precedent set forth in paragraph (d) below for the purpose of permitting the Underwriter to comply as to the Certificates with the No-Action Letter of May 20, 1994 issued by the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation and the No-Action Letter of May 27, 1994 issued by the Commission to the Public Securities Association (collectively, the "Kidder/PSA Letter") and the No-Action Letter of February 17, 1995 issued by the Commission to the Public Securities Association (the "PSA Letter").

     (b) (i) For purposes of Section 9(a), Computational Materials shall mean any information with respect to the Certificates which constitutes "computational materials", as defined in the Kidder/PSA Letter, as clarified by footnote 8 of the PSA Letter ("Computational Materials"), excluding (i) complex multi-scenario vector analyses utilizing more than five prepayment speed changes per scenario, (ii) option-adjusted spreads and (iii) option-adjusted durations, prepared by the Underwriter and delivered to investors, which information may be aggregated and filed in consolidated form to the extent described in the Kidder/PSA Letter, and that meets the criteria set forth in Section 9(b)(ii).

     For purposes of Section 9(a), Structural Term Sheets and Collateral Term Sheets shall mean any information with respect to the Certificates which constitutes "Structural Term Sheets" and "Collateral Term Sheets" as defined in the PSA Letter and that, with respect to Structural Term Sheets meets the criteria set forth in Section 9(b)(ii).

          (ii) For purposes of Section 9(a), Computational Materials and Structural Term Sheets are those that:

               (A) are generated based on assumptions regarding the payment priorities and characteristics of a class of Certificates that will be actually issued and purchased by the Underwriter; and

               (B) are provided to prospective investors under the following conditions prior to the time of filing of the Prospectus pursuant to Rule 424(b) under the Act:

     (x) in the case of each prospective investor that has orally indicated to the Underwriter that it will purchase all or a portion of a class of Certificates to which such Computational Materials or Structural Term Sheets, as the case may be, relate, the Computational Materials or Structural Term Sheets, as the case may be, relating to such class that are sent to such prospective investor; and

     (y) for any prospective investor, all Computational Materials or Structural Term Sheets, as the case may be, that are sent to such prospective investor after the structure for the entire issue of Certificates is finalized.

     Computational Materials and Structural Term Sheets required to be filed with the Commission will not include materials relating to abandoned structures or materials that are furnished to prospective investors prior to the time that the structure of the entire issue of Certificates is finalized where such investors have not indicated to the Underwriter their intention to purchase the Certificates described in such materials.

     (c) (i) Subject to the timely receipt pursuant to Section 9(e)(i) of the Computational Materials and Structural Term Sheets to be filed and the satisfaction of the condition precedent set forth in paragraph (d), WFASC agrees and covenants to file the Computational Materials and Structural Term Sheets delivered to it by the Underwriter not later than the close of business on the day of delivery of the final Prospectus to the Underwriter unless the Commission is closed on that day in which case such filing will be made on the next business day on which the Commission is open; provided, however, that if the condition precedent set forth in paragraph (d) has been satisfied prior to the business day preceding the day of delivery of the final Prospectus to the Underwriter, WFASC will use its best reasonable efforts to file the Computational Materials or Structural Term Sheets, as the case may be, on the business day following the satisfaction of such condition precedent. Upon the filing of the Computational Materials or Structural Term Sheets, as the case may be, with the Commission, WFASC will transmit a notice by telecopy to the counsel for the Underwriter, as promptly as reasonably practicable.

          (ii) Subject to the timely receipt pursuant to Section 9(e)(ii) of the Collateral Term Sheets to be filed, WFASC agrees and covenants to file the Collateral Term Sheets delivered to it by the Underwriter within two business days of delivery.

          (iii) WFASC agrees to file any information delivered to WFASC for filing pursuant to Section (9)(e)(v) (A) or (B) on the business day following the receipt of the Independent Accountant's letter pursuant to
     Section 9(d) with respect to such information.

          (iv) WFASC agrees to file any Collateral Term Sheet delivered to WFASC for filing pursuant to Section 9(e)(v)(B) within two business days following the delivery of such Collateral Term Sheet.

     (d) (i) It shall be a condition precedent to WFASC's obligation to file Computational Materials and Structural Term Sheets pursuant to this Section 9, that WFASC shall have received a letter not later than 5:00 P.M. on the business day prior to such filing from WFASC's Independent Accountants, reflecting the performance of procedures previously agreed to by

WFASC and otherwise in form and substance satisfactory to WFASC with respect to the structural, financial, numerical or statistical information to be filed. WFASC agrees to cooperate with the Independent Accountants to facilitate the obtaining of such letter but nothing contained herein shall be construed as a representation by WFASC that it will cause the Independent Accountants to provide such letter or shall require WFASC to accept a letter in substance unsatisfactory to it. Such letter will be obtained at the sole expense of the Underwriter. The Underwriter acknowledges and agrees that WFASC is not able to obtain such letter with respect to (i) complex multi-scenario vector analyses utilizing more than five prepayment speed changes per scenario, (ii) option-adjusted spreads and (iii) option-adjusted durations, and accordingly, the Underwriter agrees it will not disseminate any such information in written form to an investor prior to its delivery of a final Prospectus to such investor.

          (ii) The Underwriter agrees to cooperate with the Independent Accountants and agrees to furnish revised Computational Materials or Structural Term Sheets, if necessary, in order for the Independent Accountants to provide such letter.

          (iii) WFASC intends, but is not obligated, to obtain a letter from the Independent Accountants regarding the information set forth in the final Collateral Term Sheets filed or to be filed pursuant to Section 9(a) that were delivered to WFASC prior to the filing of the Prospectus pursuant to Rule 424 under the Act. Any such letter will be at the expense of the Underwriter. If the Independent Accountants are unable to deliver such letter because of inaccuracies in the Collateral Term Sheets, the provisions of Section 9(e)(v)(B) shall apply.

     (e) (i) The Underwriter agrees and covenants to deliver to WFASC no later than four business days before the delivery of the final Prospectus to the Underwriter copies of all Computational Materials and Structural Term Sheets that are required under the Kidder/PSA Letter or the PSA Letter, as the case may be, to be filed with the Commission.

          (ii) The Underwriter agrees and covenants to deliver to WFASC any Collateral Term Sheets that are required under the PSA Letter to be filed with the Commission by the close of business on the day of the delivery of such Collateral Term Sheets to an investor.

          (iii) The Underwriter represents and warrants to WFASC that the Computational Materials, Structural Term Sheets and Collateral Term Sheets to be furnished to WFASC by the Underwriter for filing with the Commission pursuant to Section 9(c)(i) or (ii) will constitute all Computational Materials (either in original, aggregated or consolidated form), Structural Term Sheets and Collateral Term Sheets with respect to the Certificates that (i) were furnished to prospective investors by the Underwriter in connection with its offer and sale of the Certificates and (ii) are required to be filed with the Commission in order to secure the relief granted under the Kidder/PSA Letter or the PSA Letter, as the case may be.

          (iv) The Underwriter represents and warrants to, and covenants with, WFASC that any information produced by it and filed by WFASC with the Commission pursuant to this Section 9 as of the date of filing will not include any untrue statements of a material fact and, when considered in conjunction with the Prospectus, will not omit to state any material facts required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Underwriter makes no representation with respect to the accuracy of the Prospectus exclusive of any information filed with the Commission pursuant to this Section 9 and any other written information furnished to WFASC by or on behalf of the Underwriter specifically for use in connection with the Prospectus and, provided further, that the Underwriter makes no representation to the extent such misstatements are the result of inaccurate information with respect to the Mortgage Loans supplied by WFASC to the Underwriter which was not corrected by information subsequently supplied by WFASC to the Underwriter prior to the earlier of
     (A) one business day prior to the written confirmation of a sale of the Certificates which sale results in a loss, claim, damage or liability arising out of or based upon such misstatement, and (B) the 90th day following the filing of the Prospectus, as amended or supplemented, with the Commission.

          (v)   The Underwriter covenants with WFASC that:

     (A) if a filing was made with the Commission with respect to a structure which was considered final with respect to any class of Certificates, and such structure is subsequently revised, the Underwriter shall prepare and deliver to WFASC for filing with the Commission, pursuant to Section 9(c)(ii), revised Computational Materials and Structural Term Sheets based on such revised structure; and

     (B) if any Computational Materials, Structural Term Sheets or Collateral Term Sheets filed with the Commission are determined by the Underwriter or WFASC, at any time prior to the 90th day following the filing of the Prospectus, as amended or supplemented, with the Commission, to contain any information that is inaccurate or misleading, and WFASC determines that as a result such Computational Materials, Structural Term Sheets or Collateral Term Sheets include an untrue statement of a material fact or, when considered in conjunction with the Prospectus, will omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, the Underwriter shall prepare and deliver to WFASC for filing with the Commission pursuant to Section 9(c)(iii), corrected Computational Materials, Structural Term Sheets or Collateral Term Sheets as the case may be; provided, however, that if such information is inaccurate or misleading solely because it is based on inaccurate information with respect to the Mortgage Loans supplied by WFASC to the Underwriter, the Underwriter shall be under no obligation to prepare and deliver to WFASC corrected Computational Materials, Structural Term Sheets or Collateral Term Sheets, as the case may be, unless and until corrected information is supplied by WFASC to the Underwriter and such corrected information is supplied by WFASC to the Underwriter at any time prior to the 90th day following the filing of the Prospectus, as amended or supplemented, with the Commission.

          (vi) The Underwriter covenants with WFASC that any Computational Materials, Structural Term Sheets or Collateral Term Sheets delivered to prospective investors shall contain the following legend:

          "THE INFORMATION HEREIN HAS BEEN PROVIDED SOLELY BY [UNDERWRITER]. NEITHER THE ISSUER OF THE CERTIFICATES NOR ANY OF ITS AFFILIATES MAKES ANY REPRESENTATION AS TO THE ACCURACY OR COMPLETENESS OF THE INFORMATION HEREIN."

or shall contain a legend mutually agreed upon between the Underwriter and WFASC.

     In addition, the Underwriter covenants with WFASC that any Collateral Term Sheets delivered to prospective investors shall contain the additional legend:

          "THE INFORMATION HEREIN IS PRELIMINARY AND WILL BE SUPERSEDED BY THE APPLICABLE PROSPECTUS SUPPLEMENT AND BY ANY OTHER INFORMATION SUBSEQUENTLY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION."

and, except for the initial Collateral Term Sheet sent to an investor,

          "SUCH INFORMATION SUPERSEDES THE INFORMATION IN ALL PRIOR COLLATERAL TERM SHEETS, IF ANY."

or shall contain a legend mutually agreed upon between the Underwriter and WFASC.

     (f) Notwithstanding any other provision herein, the Underwriter and WFASC each agree to pay all costs and expenses of the other party including, without limitation, legal fees and expenses, incurred in connection with any successful action by the Underwriter or WFASC against the other party to enforce any of its rights set forth in this Section 9.

     (g) The Underwriter understands that WFASC does not intend, and is undertaking no obligation, to file any Computational Materials, Structural Term Sheets or Collateral Term Sheets concerning the Certificates delivered by the Underwriter to a prospective investor after the final Prospectus is available except as provided in Section 9(c).

     (h) The Underwriter covenants with WFASC that after the final Prospectus is available the Underwriter shall not distribute any written information concerning the Certificates to a prospective investor unless such information is preceded or accompanied by the final Prospectus, other than any written information which is permitted to be distributed by the Act, the Exchange Act or any rule or regulation promulgated thereunder.

     10. Termination. Subsequent to the execution of the applicable Terms Agreement, this Agreement shall be subject to termination in the absolute discretion of the Underwriter, by notice given to WFASC prior to delivery of and payment for the Certificates, if prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited or any setting of minimum prices for trading on such exchange shall have been instituted, (ii) a general moratorium on commercial banking activities in the State of New York shall have been declared by either federal or New York State authorities, or (iii) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Underwriter, impracticable or inadvisable to market the

Certificates on the terms and in the manner contemplated by the Prospectus as amended or supplemented. In addition, following receipt of notice from WFASC that the Mortgage Loans will not conform to the specifications set forth in the applicable Terms Agreement, if, in the reasonable judgment of the Underwriter, such disparity would have a material adverse effect on the marketing and sale of the Certificates, the Underwriter may terminate this Agreement not later than the close of business on the first business day after receipt of such notice or, if earlier, the Closing Date.

     11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of WFASC, Wells Fargo Bank and their respective officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter, WFASC, Wells Fargo Bank or any of the officers, directors or controlling persons referred to in
Section 7 hereof, and will survive delivery of and payment for the Certificates. The provisions of Section 5(d), Section 7, Section 8 and Section 12 hereof shall survive the termination or cancellation of this Agreement.

     12. Reimbursement of Expenses. If for any reason, other than default by the Underwriter in its obligation to purchase the Certificates, the material breach by the Underwriter of any of its covenants in Section 9 hereof (without the fault of WFASC) or termination by the Underwriter pursuant to Section 10 hereof, the Certificates are not delivered by or on behalf of WFASC as provided herein, WFASC will reimburse the Underwriter for all out-of-pocket expenses of the Underwriter, including reasonable fees and disbursements of its counsel, reasonably incurred by the Underwriter in making preparations for the purchase, sale and delivery of the Certificates, but WFASC and Wells Fargo Bank shall then be under no further liability to the Underwriter with respect to the Certificates except as provided in Section 5(d), Section 7 and Section 8 hereof. If the Certificates are not delivered by or on behalf of WFASC as provided herein because of the default by the Underwriter in its obligation to purchase the Certificates or the material breach by the Underwriter of any of its covenants in Section 9 hereof (without the fault of WFASC), the Underwriter will reimburse WFASC for all out-of-pocket expenses of WFASC, including reasonable fees and disbursements of its counsel, reasonably incurred by WFASC in making preparations for the issuance and delivery of the Certificates, but the Underwriter shall then be under no further liability to WFASC with respect to the Certificates except as provided in Sections 5(d) and 7 hereof.

     13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 7 hereof and their respective successors and assigns, and no other person will have any right or obligation hereunder.

     14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

     15. Final Structure Due Date. The Underwriter agrees to submit to WFASC not later than 9:00 a.m. New York City Time on the Final Structure Due Date specified in the applicable Terms Agreement its determination of the final structure relating to, among other items, the class designations, approximate principal amounts and payment priorities of the Certificates. Changes to such final structure may be made by the Underwriter after the Final Structure Due Date if the changes are of a non-material nature. The determination as to whether such changes are non-material shall be in the sole discretion of WFASC. In addition, on or before the Final Structure Due Date the Underwriter may elect an extension thereof for an additional one or two business days beyond the original Final Structure Due Date if the Underwriter notifies WFASC of its election not later than 9:00 a.m. New York City Time on such original Final Structure Due Date and the Underwriter pays to WFASC, on or prior to the Closing Date, an extension fee of $10,000 for each day the Final Structure Due Date is extended as reimbursement for WFASC's costs and expenses arising from such extension.

     16. Miscellaneous. Time shall be of the essence of this Agreement. This Agreement supersedes all prior or contemporaneous agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

     17. Notices. All communications hereunder will be in writing and effective only on receipt and, if sent to the Underwriter, will be delivered to [Underwriter], or if sent to WFASC, will be delivered to WFASC at 7485 New Horizon Way, Frederick, Maryland 21703; or if sent to Wells Fargo Bank, will be delivered to Wells Fargo Bank at 1 Home Campus, Des Moines, Iowa 50328-0001.

                                      * * *

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement by and among WFASC, Wells Fargo Bank and the Underwriter.

                                          Very truly yours,

                                          WELLS FARGO ASSET SECURITIES
                                           CORPORATION


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                          WELLS FARGO BANK, N.A.


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

The foregoing Underwriting Agreement
is hereby confirmed and accepted as of
the date first above written.

[UNDERWRITER]


By:
   -----------------------------------
   Name:
   Title:

                                    Exhibit A

                    WELLS FARGO ASSET SECURITIES CORPORATION
                       Mortgage Pass-Through Certificates

                             Form of Terms Agreement

[Underwriter]                                                 ___________, 20___
[Address]

Underwriting Agreement dated ______,
20__.

Title of Certificates:                  Mortgage Pass-Through Certificates,
                                        Series 20__, (Classes) (the "Offered
                                        Certificates").

Classes of Certificates:                Each of the Class A and Class B
                                        Certificates will consist of one or more classes with the prior consent of Wells
                                        Fargo Asset Securities Corporation (the
                                        "Seller"), which consent shall not be
                                        unreasonably withheld.

Aggregate Principal Amount              $ ___________(Approximate)
 of the Offered Certificates:

Certificates Not Offered Hereby:        The Class B-4, Class B-5 and Class B-6
                                        Certificates (the "Other Certificates").

Subordination:                          "Shifting interest" structure.

Minimum Denominations of
 Offered Certificates:

                             Minimum      Incremental
Class                      Denomination   Denomination
------------------------   ------------   ------------
Classes A                  $     25,000   $      1,000
Class A-IO                 $        [ ]   $      1,000
Classes A-R                $        100            N/A
Classes B-1, B-2 and B-3   $    100,000   $      1,000

Description of the Mortgage Loans:      Fixed interest rate, conventional,
                                        monthly pay, fully amortizing, one- to
                                        four-family, residential first mortgage
                                        loans having original stated terms to
                                        maturity of approximately [ ] years.

REMIC Election:                         Yes.

Cut-Off Date:                           ___________ 1, 20___

Final Structure Due Date:               ___________ ___, 20___

Distributions:                          Distributions will be made monthly on
                                        the 25th day of each month or the next
                                        succeeding Business Day (the
                                        "Distribution Date").

Servicing Fee (Monthly fee payable to   [ ]% per annum (or as described in the
 the Servicer):                         prospectus supplement).

Master Servicing Fee (Monthly fee       [ ]% per annum.
 payable to the Master Servicer):

Fixed Retained Yield:                   [Yes][No].

Trustee:

[Trust Administrator:                   [______________]

Independent Accountants:

Book-Entry Registration:                Settlement in "same-day" funds, to the
                                        extent practicable. REMIC residual
                                        certificates will not be issued in
                                        book-entry form, unless authorized by
                                        the Seller.

Optional Termination:                   The Seller will have the right to
                                        repurchase all remaining Mortgage Loans, and effect an early retirement of the Certificates, when the aggregate scheduled principal balance of the
                                        Mortgage Loans is less than 10% of the
                                        aggregate principal balance of the
                                        Mortgage Loans as of the Cut-Off Date.

Required Ratings:                       [Ratings]

Closing Date, Location and Time:        ___________ ___, 20___; offices of
                                        Cadwalader, Wickersham & Taft, LLP, New
                                        York, New York; 10:00 a.m. New York City time.

Purchase Price for the Offered Certificates:

                                        Percent of Initial Aggregate
Class                                   Principal Balance
-------------------------------------   ----------------------------
Class A                                                             %
Classes B-1, B-2 and B-3                                            %

     In each case, as offered and sold pursuant to this Terms Agreement, plus accrued interest, if applicable, thereon.

     Notwithstanding any other provision of the above-referenced Underwriting Agreement, all references to the Registration Statement in the Underwriting Agreement shall be with reference to File No.

     Subject to the terms and conditions and in reliance upon the representations and warranties set forth in the above-referenced Underwriting Agreement (which is incorporated herein in its entirety and made a part hereof) as supplemented by this Terms Agreement, the Seller agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Seller, the Offered Certificates.

                                      * * *

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement by and among the Seller, Wells Fargo Bank, N.A. and the Underwriter.

                                          Very truly yours,

                                          WELLS FARGO ASSET SECURITIES
                                           CORPORATION


                                          By:
                                             -----------------------------------
                                              Name:
                                              Title:

                                          WELLS FARGO BANK, N.A.


                                          By:
                                             -----------------------------------
                                              Name:
                                              Title:

The foregoing Terms Agreement is
hereby confirmed and accepted as of
the date first above written.

[UNDERWRITER]


By:
   -----------------------------------
    Name:
    Title: